Exhibit 10.11

Rules of the Gyroscope Therapeutics Holdings PLC Sharesave Plan (UK)

Established by the Company by resolution of shareholders on [                 ] 2021

Gyroscope Therapeutics Holdings PLC

Stephenson Harwood LLP 1 Finsbury Circus, London EC2M 7SH T: +44 20 7329 4422 | F: +44 20 7329 7100 DX: 64 Chancery Lane | www.shlegal.com

Contents

		Page

1	Definitions	1

2	Commencement and title	4

3	Applications for Options	4

4	Scaling down	6

5	Exercise Price	7

6	Grant of Options	8

7	Limitations on the issue of Shares	8

8	Alterations of share capital	9

9	When Options may be exercised	9

10	Lapse of options	11

11	Manner of exercise of Options	12

12	Takeover and liquidations	13

13	Employment rights	16

14	Administration of the Plan	16

15	Data protection	18

16	Exclusion of third party rights	18

17	Termination of the Plan	18

18	Governing law	18

Rules of the Gyroscope Therapeutics Holdings PLC Sharesave Plan (UK)

1	Definitions

In these Rules (unless the context otherwise requires) the following words and phrases have the following meanings:

“Act” means the Income Tax (Earnings and Pensions) Act 2003;

“Admitted” means listed on NASDAQ;

“ADSs” means American Depositary Services, representing Ordinary Shares on deposit with a U.S. banking institution selected by the Company and which we are registered pursuant to a Form F-6;

“Announcement Date” means any date on which the results of the Group for any period are announced;

“Applicable Laws” means any applicable law, including without limitation: (a) the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Options are granted; and (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. federal, state, local or foreign, applicable in the United Kingdom, the United States or any other relevant jurisdiction;

“Application Period” means such period of not less than 14 days and not more than 21 days commencing on the day following an Invitation Date as may be determined by the Board;

“Associated Company” has the meaning given to it in paragraph 47 of Schedule 3 to the Act except for the purposes of Rule 9.5 where it has the meaning given to it by paragraph 35(4) of Schedule 3 to the Act;

“Board” means the board of directors from time to time of the Company (or the directors present at a duly convened meeting of such board) or a duly authorised committee of the board;

“Bonus Date” means the date on which the bonus is payable (or would be payable if a bonus was due) under the relevant Savings Contract;

“Commencement Date” means the date on which the Plan is approved by the Company by shareholder resolution;

“Company” means Gyroscope Therapeutics Holdings PLC;

“Constituent Company” means any Member of the Group which is for the time being designated by the Board as a participating company in the Plan;

“Continuous Service” means the aggregate amount of service with:

(a)	any Constituent Company (including service with such company before it became a Constituent Company); and

(b)	any other company which is or was a Subsidiary (including service with any such other company before it became a Subsidiary);

provided that:

(i)	all such service has been continuous; and

(ii)

in the case of an employee who is absent from such employment for any reason for a period during which such employee’s contract of service subsists, or by reason of maternity, paternity, adoption, shared parental or other similar leave taken in accordance with UK statutory entitlements, and who then returns to such employment, any such period of absence shall be deemed to have formed part of such employee’s continuous service;

“Control” has the meaning given to it by section 995 of the Income Tax Act 2007;

“Date of Grant” means the date on which the Board grants an Option in accordance with Rule 6.1;

“Dealing Day” means any day on which Nasdaq is open for the transaction of business;

“Eligible Employee” means any employee or Full-Time Director of a Constituent Company;

(a)

who on the relevant Date of Grant shall have achieved at least such minimum period of Continuous Service (the minimum not to exceed five years) as the Board shall on or before the Invitation Date determine;

(b)	whose earnings from his office or employment with a Constituent Company fall within paragraphs 6(2)(c) of Schedule 3 to the Act; and

(c)	who is not ineligible to participate in the Plan by virtue of any of the provisions of the Act;

provided that:

(i)

at the Invitation Date no notice of termination of such employment has been served by either the employee concerned or his employing Constituent Company and the employee or director in question has not ceased to hold office or employment with a Constituent Company; and

(ii)	the Board may treat any employee or director of a Constituent Company who meets requirement (c) above as an Eligible Employee;

“Employees’ Share Plan” has the meaning given to it in section 1166 of the Companies Act 2006;

“Exercise Price” means the price per Share at which a Participant may exercise an Option, established in accordance with Rule 5;

“Full-Time Director” means a director who is required to devote at least 25 hours per week (excluding meal breaks) to his duties;

“Group” means the Company and its Subsidiaries from time to time;

“HMRC” means Her Majesty’s Revenue and Customs;

“Invitation Date” means the date upon which invitations to apply for Options are issued by the Board, being a date:

(a)	within the period of 42 days after the Commencement Date; or

(b)	within the period of 42 days after an Announcement Date; or

(c)	within the period of 42 days following any date on which a change to the legislation affecting Schedule 3 SAYE Option Plans is proposed or takes effect; or

(d)	within the period of 42 days following any date on which a new Savings Contract prospectus is announced or takes effect; or

(e)	at any time at which the Board resolves that exceptional circumstances exist which justify the grant of Options; or

(f)	within the period of 120 days after the date of the NASDAQ Listing Date Admission;

“Maximum Contribution” has the meaning given to that term in Rule 3.4.1;

“Member of the Group” means the Company or any one of its Subsidiaries from time to time;

“NASDAQ” means the NASDAQ Global Select Market;

“NASDAQ Listing Date” means the first date upon which the Shares are listed for (or approved for listing) upon notice of issuance on NASDAQ;

“Option” means a right to acquire Shares at the Exercise Price in accordance with the Rules which has neither lapsed nor been exercised;

“Option Period” means the period of six months starting on the Bonus Date applicable to the Savings Contract;

“Ordinary Share” means a fully paid ordinary share of £0.005 each in the capital of the Company;

“Participant” means any individual who has been granted and remains entitled to exercise an Option or (where the context admits) the personal representatives of any such individual;

“Personal Data” has the meaning given to that term in sections 3(2)-3(3) of the Data Protection Act 2018;

“Plan” means the Gyroscope Therapeutics Limited Save As You Earn Plan governed by the Rules;

“Plan-related Employment” has the meaning given to that term in paragraph 34(7) of Schedule 3 to the Act;

“Recognised Stock Exchange” means a recognised stock exchange for the purposes of s. 1005 Income Tax Act 2007;

“Repayment” means, in relation to a Savings Contract, the amount of the contributions repayable and, where relevant, any bonus and/or interest payable on the termination of the Savings Contract;

“Rules” means these rules as from time to time amended in accordance with their provisions by the Board or by the Company in general meeting;

“Savings Contract” means a certified SAYE savings arrangement within the meaning of section 703(1) of the Income Tax (Trading and Other Income) Act 2005 and which has been approved by HMRC for the purposes of Schedule 3 to the Act;

“SAYE Code” has the meaning given to it in section 516(3) of the Act;

“Schedule 3 SAYE Option Plan” means a share option Plan which meets the requirements of Parts 2 to 7 of Schedule 3 to the Act;

“Share” means a fully paid Ordinary Share or the number of ADSs equal to an Ordinary Share, which satisfies the conditions specified in Part 4 (subject to paragraph 37(6B)) of Schedule 3 to the Act; and

“Subsidiary” means a company which is both under the Control of the Company and is a subsidiary of the Company (within the meaning of section 1159 of the Companies Act 2006).

Where the context so permits, the singular shall include the plural and vice versa and the masculine gender shall include the feminine. Any reference to a statutory provision is to be construed as a reference to that provision as for the time being amended or re-enacted and shall include any regulations or other subordinate legislation made under it.

2	Commencement and title

The Plan shall commence on the Commencement Date and shall be known as the Gyroscope Therapeutics Sharesave Plan.

3	Applications for Options

3.1	On or prior to an Invitation Date the Board may decide in its absolute discretion:

3.1.1	whether to invite applications for the grant of Options;

3.1.2	whether to invite applications for three year Options or five year Options (or Options of such other length as may be available from time to time) or whether to offer Eligible Employees a choice;

3.1.3	whether the Repayment shall be taken as including a bonus;

3.1.4	whether to include for the purposes of the maximum monthly savings limit such contributions as are referred to in Rule 3.5;

3.1.5	whether to impose a limit on the number of Shares in respect of which Options may be granted in relation to the invitation and, if so, what that limit shall be; and

3.1.6

whether to impose a maximum monthly contribution under the related Savings Contract of less than the maximum amount permitted under the terms of the Savings Contract and, if so, what that limit shall be,

PROVIDED THAT invitations to apply for Options must not be issued at any time if it would be unlawful, or in breach of Applicable Laws.

3.2	Where applications for the grant of Options are invited, such invitations shall be sent to all Eligible Employees and shall state:

3.2.1	the Exercise Price or the method by which the Exercise Price will be notified to Eligible Employees;

3.2.2	if the Repayment is not to be taken as including a bonus, that fact;

3.2.3	any limit to be imposed on the number of Shares in respect of which Options may be granted in relation to the invitation;

3.2.4	the minimum monthly Contribution which must not be less than £5 (or as otherwise stated in the relevant Savings Contract) nor more than £10;

3.2.5	the maximum monthly contribution permitted if less than that permitted under the terms of the Savings Contract;

3.2.6	whether applications may be made for three year Options or five year Options (or Options of such other length as may be available from time to time) or any combination of them; and

3.2.7	the date, being the last day of the Application Period, by which applications for the grant of Options must have been received by the Board or such person as the Board may direct.

3.3	Any accidental failure or omission to deliver an invitation to an Eligible Employee shall not invalidate the grant of an Option to any other Eligible Employee.

3.4	Subject to Rule 3.5, applications for Options under the Plan shall be in such form as the Board may require and each:

3.4.1

must incorporate or be accompanied by a duly completed application form to enter into a Savings Contract under which the applicant agrees to make a specified contribution, in multiples of £1 per month, of not less than £5 per month nor (when aggregated with contributions which he makes under any other savings contract linked to a Schedule 3 SAYE Option Plan) more than £500 per month or such lower limit as may have been imposed by the Board (or such other amounts as may from time to time be permitted under the Savings Contract) (the “Maximum Contribution”); and

3.4.2	shall empower the Board or any person authorised by it:

(a)	to amend the amount of the specified contribution referred to in Rule 3.4.1 to such lesser sum as may be required under Rule 4; and

(b)

to deduct from the applicant’s pay such contribution as shall be specified pursuant to Rule 3.4.1 (or as may be amended pursuant to Rule 3.4.2(a)) and pay the same in discharge of the applicant’s obligations under the Savings Contract;

3.4.3	must state the length of the Option applied for;

3.4.4	must include the applicant’s agreement to be bound by the Rules of the Plan; and

3.4.5	must state that:

(a)	the application is subject to the Rules of the Plan, the relevant Savings Contract prospectus and the SAYE Code; and

(b)	those provisions will prevail over any conflicting statement.

3.5

The Board may in its discretion determine, in relation to a particular invitation, that the Maximum Contribution specified in Rule 3.4.1 shall include contributions agreed to be made by any applicant under any other savings contract linked to a Schedule 3 SAYE Option Plan operated by any Member of the Group where:

3.5.1	that savings contract was cancelled prior to its normal maturity date; and

3.5.2	had that savings contract not been so cancelled, those contributions would have been included for the purposes of calculating the Maximum Contribution.

3.6

The Repayment due under each Participant’s Savings Contract shall, as nearly as practicable, equal the amount for which Shares may be acquired under the related Option if exercised in full and, therefore, each application shall be treated as being for an Option over the largest whole number of Shares which can be acquired at the Exercise Price with the Repayment under the related Savings Contract (following any adjustment under Rules 3.4.2(a) and 4).

4	Scaling down

4.1

Where the Board in its discretion imposes a limit on the number of Shares in respect of which Options may be granted in respect of any invitation and applications are received which would, if met in full, exceed that limit, the following steps shall be carried out successively to the extent necessary to eliminate the excess over the limit imposed

4.1.1	the excess over £5 of the monthly savings contribution chosen by each applicant under the Savings Contract shall be reduced pro rata to the extent necessary;

4.1.2	where a bonus would otherwise have been included in the Repayment under the Savings Contract, no such bonus shall be so included;

4.1.3	applications for five-year Options shall be treated as applications for three-year Options;

4.1.4	applications shall be selected by lot, each based on a monthly savings contribution of £5 and the inclusion of no bonus in the Repayment under the Savings Contract;

provided that, if the number of Shares available is insufficient to enable Options to be granted to all Eligible Employees making valid applications, the Board may determine in its absolute discretion that no Options shall be granted.

5	Exercise Price

5.1	The Board shall determine the Exercise Price which must be:

(a)	not manifestly less than 80 per cent (or such other percentage as may be specified in paragraph 28(1) of Schedule 3) of the Market Value (as defined below) of a Share on either:

(i)	the day immediately preceding the Invitation Date; or

(ii)	such other date designated by the Board no earlier than the day immediately preceding the Invitation Date and no later than the Date of Grant; or

(b)	in the case only of an Option to acquire Shares by subscription, not less than the nominal value of a Share.

For the purpose of this Rule, “Market Value” on any day means:

(aa)	if Shares are quoted on a Recognised Stock Exchange:

(i)	the closing middle-market quotation of Shares for that day;

(ii)	if the Board decides, the average of the closing middle-market quotations of Shares over the three dealing days ending on that day; or

(iii)	the closing middle-market quotation of the Shares on such other dealing day or days as may be agreed in advance with HMRC;

(bb)

if paragraph (aa) above does not apply, the market value (within the meaning of Part VIII of the Taxation of Chargeable Gains Act (1992) of a Share as agreed in advance for the purposes of the Plan with HMRC Shares and Asset Valuation.

5.2

Where the closing quotation of a Share is in USD, such amount shall be converted into GBP at the closing mid-point rate for conversion of USD into GBP as set out in the online edition of the Financial Times containing exchange rates applicable for the relevant business day.

5.3	The Exercise Price is subject to adjustment in accordance with Rule 8.

6	Grant of Options

6.1	Within 30 days after:

6.1.1	the first Dealing Day by reference to which the Exercise Price was determined under Rule 5; or

6.1.2	where the Exercise Price was not determined by reference to one or more Dealing Days, the Invitation Date;

or in a case where the number of Shares over which Options are to be granted is determined by Rule 4, within 42 days after such date, and subject to the limitations and conditions contained in the Plan, the Board shall grant an Option to each Eligible Employee who has made a valid application over that number of Shares for which an application is treated as having been made under Rule 3.6.

6.2

No payment shall be required from a Participant on the grant of an Option. The Board shall grant Options by deed in such form as the Board shall decide. A single deed of grant may be executed in favour of any number of Participants. Each Participant shall on, or as soon as possible after, the Date of Grant be issued with a certificate as evidence of the grant of an Option.

6.3

No Option shall be capable of being transferred by a Participant or his personal representatives or of being mortgaged, pledged or encumbered in any way whatsoever. In the event of any breach or purported breach of this provision, the Option shall lapse forthwith. This Rule 6.3 shall not prevent the personal representatives of a deceased Participant from exercising the Option in accordance with the Rules.

6.4	No Option shall be granted at any time when that grant is prohibited by, or in breach of Applicable Laws.

6.5	No Option may be granted under the Plan later than ten years after the Commencement Date.

6.6

Notwithstanding the above, no Option shall be granted to any Eligible Employee who is ineligible to participate in the Plan at the Date of Grant by virtue of any provision of the Act, including in particular, paragraph 10 of Schedule 3 to the Act.

7	Limitations on the issue of Shares

7.1

Subject to such adjustments as may be made in accordance with Rule 8, this Plan shall provide eligible employees of the Company and each Constituent Company with opportunities to acquire Shares. [    ] Shares in the aggregate have been approved and reserved for this purpose, plus on January 1, 2022 and each January 1 thereafter through January 1, 2030, the number of Shares reserved and available for issuance under the Plan shall be increased by the lesser of (i) one percent (1%) of the number of Shares issued and outstanding on the immediately preceding December 31, or (ii) such lesser number of Shares as determined by the Board; it being understood that the number of Ordinary Shares increased by this sentence shall not exceed more than [    ] Ordinary Shares in the aggregate.

8	Alterations of share capital

8.1

Subject to Rules 8.2, 8.3 and 8.4 in the event of any variation in the share capital of the Company by way of capitalisation of profits or reserves or by way of rights or any consolidation or sub-division or reduction of capital or otherwise, then the number, nominal value and description of Shares subject to any Options, the Exercise Price and, where an Option has been exercised but, as at the date of the variation of capital referred to above, no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired, may be adjusted by the Board in such manner and with effect from such date as the Board may determine to be appropriate.

8.2	Any adjustment made under Rule 8.1 must secure:

(a)

that the total market value of the Shares which may be acquired by the exercise of the Option is immediately after the adjustment substantially the same as what it was immediately before the adjustment; and

(b)	that the total Exercise Price of the Option is immediately after the adjustment substantially the same as what it was immediately before the adjustment.

For the purposes of this Rule 8.2, “market value” shall have the same meaning as it has for the purposes of Part VIII of the Taxation of Chargeable Gains Act 1992.

8.3	No adjustment under Rule 8.1 shall be made which would reduce the Exercise Price of any Option to subscribe for Shares below the nominal value of a Share unless and to the extent that:

8.3.1

the Board is authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares subject to the Option exceeds the aggregate adjusted Exercise Price; and

8.3.2	the Board shall resolve to capitalise and apply such sum on exercise of that Option.

8.4	No adjustment may be made which would result in any of the requirements of Schedule 3 of the Act not being met in relation to an Option.

8.5

The Board shall notify Participants in such manner as it thinks fit of any adjustment made under Rule 8.1 and may call in, cancel, endorse, issue or re-issue any option certificate as a result of any such adjustment.

9	When Options may be exercised

9.1	Save as otherwise provided in the Plan, an Option may not be exercised prior to the beginning of the Option Period.

9.2	Subject only to the provisions of Rule 9.6, no Option may be exercised after the expiry of the Option Period.

9.3

Subject to this Rule 9 and save as otherwise provided in the Plan, an Option may only be exercised during the Option Period by a Participant who is a director or employee of a Constituent Company or of any other company which is an Associated Company of the Company.

9.4	Subject to Rule 12, if a Participant ceases to hold Plan-related Employment (otherwise than by reason of his death) because of:

9.4.1	injury;

9.4.2	disability;

9.4.3	redundancy within the meaning of the Employment Rights Act 1996;

9.4.4	retirement;

9.4.5	a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006;

9.4.6

the company by which he is employed or with which he holds office, being an Associated Company, ceasing to be an Associated Company by reason of a change of control. For the purposes of this Rule, “control” has the meaning given in section 450 to 451 of the Corporation Tax Act 2010 and not the meaning given to “Control” in the definitions;

9.4.7	the Plan-related Employment being in a company of which the Company has ceased to have Control;

9.4.8

the Plan-related Employment relating to a business or part of a business which is transferred to a person other than an Associated Company of the Company, where the transfer is not a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006; or

9.4.9	a reason, other than one listed in Rules 9.4.1 to 9.4.8 provided that such cessation is more than three years from the Date of Grant of the Option;

any Option held by him may be exercised (notwithstanding Rule 9.3 above and only to the extent permitted by Rule 9.7) from the date of cessation of the Plan-related Employment to the date that is the earlier of:

(a)	6 months after the date of such cessation; and

(b)	the expiry of the Option Period

and on the earlier of the two dates in (a) and (b) above, subject to Rule 9.6, the Option shall lapse to the extent not exercised.

9.5	No person shall be treated for the purposes of Rule 9.4 as ceasing to hold Plan- related Employment until that person ceases to hold office or employment with:

9.5.1	the Company; or

9.5.2	any Associated Company of the Company; or

9.5.3	any Company which is under the Control of the Company.

9.6	In the event of the death of a Participant:

9.6.1

prior to the Bonus Date, an Option may be exercised by his personal representatives at any time during the period of 12 months commencing on the date of his death (but not later) and the personal representatives shall be entitled to do so notwithstanding that the Bonus Date has not occurred; and

9.6.2	on or within six months commencing on the Bonus Date, an Option may be exercised by his personal representatives at any time during the period of 12 months commencing on the Bonus Date;

provided that

(a)

such personal representatives shall not be entitled to exercise the Option if, at the date of the Participant’s death, the Participant was precluded from exercising the Option by reason of paragraph 10 of Schedule 3 to the Act; and

(b)	the 12 month period during which an Option may be exercised shall be shortened where Rule 12.9 applies.

9.7

If an Option becomes exercisable under any provision of the Plan before the Bonus Date, it shall be exercisable only over the number of Shares the aggregate Exercise Price of which equals (as nearly as may be), but does not exceed, the Repayment made under the related Savings Contract but excluding any contributions made directly by the Participant except to the extent that such are:

9.7.1	made pursuant to any special arrangements relating to absence from employment; or

9.7.2

made at the same rate of contribution and at the same intervals as those contributions previously deducted from his salary pursuant to the provisions of Rule 3.4.2(b) between the date of the Participant ceasing to hold Plan-related Employment and the date on which the Option is exercised;

and the Option shall cease to be exercisable over any Shares in excess of that number in respect of which it was granted. For the avoidance of doubt, any Repayment under the Savings Contract shall exclude the Repayment of any contributions made in advance under the Savings Contract the due date for payment of which falls or would have fallen more than one month after the date on which Repayment is made.

9.8	An Option that is exercised in part shall lapse as to the balance of the Shares over which the Option was granted.

10	Lapse of options

10.1	An Option, whenever granted, shall lapse and cease to be exercisable upon the earliest to happen of the following:

10.1.1

the expiry of any of the periods for exercise under the provisions of Rule 9 except that if the Participant dies during the exercise period specified in Rules 9.3 or 9.4, an Option shall not lapse by reason of this Rule 10.1.1 until the expiry of the relevant 12 month period in Rule 9.6, if later;

10.1.2	the expiry of any of the periods for exercise under the provisions of Rule 12 (other than those periods specified in Rules 12.6 and 12.7) including for the avoidance of doubt the expiry of the relevant period specified in Rule 12.5 (subject to any agreement entered into pursuant to Rule 12.5) except that if the Participant dies during the relevant exercise period specified, an Option shall not lapse by reason of this Rule 10.1.2 other than pursuant to Rule 12.9 until the expiry of the relevant 12 month period in Rule 9.6, if later;

10.1.3

the date on which the Participant ceases to hold any office or employment with any Member of the Group or with any Associated Company for any reason other than any of the matters referred to in Rules 9.4 or 9.6;

10.1.4	the date on which the Participant is adjudicated bankrupt;

10.1.5	any breach or purported breach of Rule 6.3; or

10.1.6

the date on which the Participant gives notice (or is deemed to give notice) under the terms of the Savings Contract (linked to the Option) that he intends to stop making payments under the Savings Contractor or applies for his savings to be repaid.

11	Manner of exercise of Options

11.1

An Option shall be exercised by the Participant lodging at its registered office (or otherwise as may be notified to Participants from time to time) or submitting electronically to the Equities and Company Secretarial Manager:

11.1.1	an option certificate in respect of the Option to be exercised;

11.1.2	a notice of exercise in such form as the Board may from time to time prescribe specifying the number of Shares in respect of which the Option is being exercised; and

11.1.3

payment in cleared funds or authority to obtain cleared funds for that number of Shares, calculated by reference to the Exercise Price, save that where the provider of the Savings Contract permits, payment may take the form of a valid direction to the Savings Contract provider to repay to the Company the total amount due to the Participant under the Savings Contract linked to the relevant Option.

11.2	The date of exercise of the Option shall be the date of receipt by the Company of the option certificate, notice of exercise and cleared funds referred to in Rule 11.1.

11.3

It is a condition of the exercise of an Option under the Plan that payment for the Shares shall be made only with monies not exceeding the amount of the Repayment to the Participant under the Savings Contract to which he has contributed in relation to the Option. If, on the exercise of an Option, the Repayment then due to a Participant under his Savings Contract is less than the amount required to pay for all the Shares in respect of which it is purportedly exercised, the Option shall be treated as exercised only in respect of such number of Shares as may be acquired with the amount of the Repayment and shall lapse as to the excess.

11.4	Subject to:

11.4.1	receipt of the appropriate remittance; and

11.4.2	the obtaining of any necessary consents;

the Board shall within 30 days of the date of exercise of an Option cause the Company to allot and issue or procure the transfer of the relevant Shares and, in the case of certificated shares, send or cause to be sent to the Participant who has exercised the Option a share certificate for the Shares in respect of which the Option is exercised.

11.5

Ordinary Shares issued pursuant to the Plan will rank pari passu in all respects with the Ordinary Shares already in issue except that they and any Ordinary Shares transferred pursuant to the Plan will not rank for any dividend or other distribution of the Company paid or made by reference to a record date falling prior to the date on which the allottee or transferee is entered on the register of members of the Company.

11.6

If and for so long as the Shares are Admitted, the Company shall take all necessary steps after any allotment of Shares, to apply for the same to be Admitted. Any application may be postponed at the discretion of the Board until application can be made in respect of such number of Shares as the Board considers appropriate.

11.7	The Company shall maintain sufficient unissued share capital to satisfy all rights to subscribe for Shares from time to time under Options.

12	Takeover and liquidations

12.1	If any person obtains Control of the Company as a result of making:

(a)

a general offer to acquire the whole of the issued ordinary share capital of the Company (except for any capital already held by such person or a person connected with that person) that is made on a condition such that, if it is satisfied, the person making the offer will have Control of the Company; or

(b)	a general offer to acquire all the shares in the Company (except for any shares already held by such person or a person connected with that person) that are of the same class as the Shares then any Option may (subject to any agreement pursuant to Rule 12.5) be exercised within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied provided such exercise takes effect prior to the end of the Option Period. For the purpose of this Rule 12.1, it does not matter if the general offer is made to different shareholders by different means.

12.2	If under section 899 or section 901F of the Companies Act 2006 the court sanctions a compromise or arrangement applicable to or affecting:

(a)	all of the ordinary share capital of the Company or all of the shares which are of the same class as the Shares; or

(b)

all of the shares, or all the shares of that same class which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 3 SAYE Option Plan any Option may (subject to any agreement pursuant to Rule 12.5) be exercised within six months after the date of the court sanction provided such exercise takes effect prior to the end of the Option Period.

12.3

If any person becomes bound or entitled to acquire shares in the Company under sections 979 to 982 or 983 to 985 of the Companies Act 2006 any Option may (subject to any agreement pursuant to Rule 12.5) be exercised at any time when that person remains so bound or entitled provided such exercise takes effect prior to the end of the Option Period.

12.4	If a non-UK company reorganisation arrangement (as defined by paragraph 47A of Schedule 3 to the Act) that is applicable to or affects:

(a)	all the ordinary share capital of the Company or all the shares of the same class as the Shares to which the Option relates; or

(b)

all the shares, or all the shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in Schedule 3 SAYE Option Plan becomes binding on the shareholders covered by it, any Option may (subject to any agreement pursuant to Rule 12.5) be exercised within six months after the date the arrangement becomes binding on the shareholders covered by it provided such exercise takes effect prior to the end of the Option Period.

12.5	If a company (the “Acquiring Company”):

(a)	obtains Control of the Company as mentioned in Rule 12.1;

(b)	obtains Control of the Company as a result of a compromise or arrangement sanctioned by the court under section 899 of the Companies Act 2006;

(c)	becomes bound or entitled as mentioned in Rule 12.3; or

(d)	obtains Control of the Company as a result of a non-UK company reorganisation arrangement which has become binding on shareholders covered by it any Participant may, within the relevant period set out in paragraph 38(3) of Schedule 3 to the Act, by agreement with the Acquiring Company release any Option (the “Old Option”) in consideration of the grant to him of a new option (the “New Option”) which satisfies the following conditions:

(i)

the New Option shall be over shares in the Acquiring Company (or another company falling within paragraph 39(2)(b) of Schedule 3 of the Act) and shall satisfy the requirements of Part 4 of Schedule 3 to the Act;

(ii)	the New Option shall be a right to acquire such number of such shares in the Acquiring Company (or such other company) as shall have on the grant of the New Option an aggregate market value substantially the same as the aggregate market value of the Shares subject to the Old Option immediately before its release and for this purpose market value shall be determined using a methodology agreed by HMRC;

(iii)	the New Option shall have an aggregate price payable on complete exercise substantially the same as the aggregate price which would have been payable on complete exercise of the Old Option; and

(iv)	the New Option shall be otherwise identical in terms to the Old Option;

AND the New Option shall, for all other purposes of the Plan, be treated as having been acquired at the same time as the Old Option in consideration of the release of which it is granted. In relation to any New Option and where appropriate in the context of that New Option:

-	the Rules shall be construed as if references therein to “the Company” were references to the Acquiring Company (or such other company whose shares are subject to the New Option); and

-	the Rules shall be construed as if references therein to Shares were references to shares in the Acquiring Company (or such other company whose shares are subject to the New Option).

12.6

If an event specified in Rule 12.1, 12.2, 12.3 or 12.4 occurs and, as a result of such event, Shares will no longer satisfy the requirements of Part 4 of Schedule 3 to the Act, then any Option may, in addition to the periods for exercise specified in Rules 12.1, 12.2, 12.3 and 12.4 respectively, be exercised no later than the date which is 20 days after such event, notwithstanding that the Shares no longer satisfy the requirements of Part 4 of Schedule 3, provided that no such Option may be exercised at any time other than as prescribed by paragraph 37(6D) of Schedule 3 to the Act.

12.7

If the Board reasonably expects an event specified in Rule 12.1, 12.2, 12.3 or 12.4 to occur, the Board may permit any Option to be exercised for a period of 20 days ending with the date on which such relevant event occurs. Where an Option is exercised under this Rule 12.7, it will be treated as having been exercised in accordance with Rule 12.1, 12.2, 12.3 or 12.4 (as the case may be) provided that if the relevant event does not occur during the period of 20 days beginning with the date on which an Option is exercised, such Option shall be treated as not having been exercised and shall remain exercisable in accordance with these Rules.

12.8	In this Rule 12 (other than Rule 12.5), a person will be deemed to have obtained Control of a company if he, and others acting with him, have obtained Control of it together.

12.9

If the Company passes a resolution for voluntary winding up, any Option may be exercised within six months after the resolution is passed provided such exercise takes effect prior to the end of the Option Period.

12.10	The exercise of an Option pursuant to the preceding provisions of this Rule 12 shall be subject to the provisions of Rule 11.

13	Employment rights

13.1

This Plan shall not form part of any contract of employment between any Member of the Group or any Associated Company of the Company and any employee of any such company and the rights and obligations of any individual under the terms of his office or employment with any such company shall not be affected by his participation in the Plan or any right which he may have to participate therein.

13.2	Participation in the Plan shall be on the express condition that:

13.2.1

neither it nor cessation of participation shall afford any individual under the terms of his office or employment with any Member of the Group or any Associated Company of the Company any additional or other rights to compensation or damages; and

13.2.2

no damage or compensation shall be payable in consequence of the termination of such office or employment (whether or not in circumstances giving rise to a claim for wrongful or unfair dismissal) or for any other reason whatsoever to compensate him for the loss of any rights the Participant would otherwise have had (actual or prospective) under the Plan howsoever arising but for such termination; and

the Participant shall be deemed to have waived irrevocably any such rights to which he may otherwise have been entitled.

13.3

No individual shall have any claim against a Member of the Group or any Associated Company of the Company arising out of his not being admitted to participation in the Plan which is governed entirely by the Rules.

13.4

No Participant shall be entitled to claim compensation from any Member of the Group or any Associated Company of the Company in respect of any sums paid by him pursuant to the Plan or for any diminution or extinction of his rights or benefits (actual or otherwise) under any Option held by him consequent upon the lapse for any reason of any Option held by him or otherwise in connection with the Plan and each such company shall be entirely free to conduct its affairs as it sees fit without regard to any consequences under, upon or in relation to the Plan or any Option or Participant.

14	Administration of the Plan

14.1	The Board may make and vary such regulations (not being inconsistent with the Plan) as it thinks fit for the administration and implementation of the Plan.

14.2

The Plan shall be administered under the direction of the Board who may at any time and from time to time by resolution and without other formality delete, amend or add to the Rules of the Plan in any respect, including:

14.2.1

to the extent necessary to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants, or any Member of the Group or any Associated Company of the Company, including to ensure the Plan qualifies, or continues to qualify, as a Schedule 3 SAYE Option Plan, or to take into account existing or proposed legislation; and

14.2.2

to establish further Plans to apply in overseas territories governed by rules similar to these Rules but modified to take account of local tax, exchange control or securities laws, regulation or practice provided that any Shares made available under any such Plan shall be treated as counting against any limits on overall or individual participation in the Plan.

provided that no amendment, other than an amendment to increase the number of Shares approved for the Plan, may materially and adversely affect any Option outstanding at the time of such amendment without the affected Participant’s consent. The Board will obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

14.3

The Board’s decision on any matter relating to the interpretation of the Rules and any other matters concerning the Plan (including the rectification of errors or mistakes of procedure or otherwise) shall be final and binding.

14.4	Any notice or other communication under or in connection with the Plan may be given:

14.4.1

by the Company to an Eligible Employee or Participant either personally or sent to him at his place of work by electronic mail or by post addressed to the address last known to the Company (including any address supplied by the relevant Constituent Company or any Subsidiary) or sent through the Company’s internal postal service; and

14.4.2	to the Company either personally, by electronic mail or by post to the Equities and Company Secretarial Manager.

Items sent by post shall be pre-paid and shall be deemed to have been received 72 hours after posting. Items send by electronic mail shall be deemed to have been received at the expiration of 24 hours from when they were sent.

14.5

The Company shall bear the costs of setting up and administering the Plan. However, the Company may require any Constituent Company to reimburse the Company for any costs borne by the Company directly or indirectly in respect of such Constituent Company’s officers or employees.

14.6	The Company shall maintain all necessary books of account and records relating to the Plan.

14.7

The Board shall be entitled to authorise any person to execute on behalf of a Participant, at the request of the Participant, any document relating to the Plan, in so far as such document is required to be executed pursuant hereto.

14.8	The Company may send copies to Participants of any notice or document sent by the Company to the holders of Shares.

14.9	If any Option certificate shall be worn out, defaced or lost, it may be replaced on such evidence being provided as the Board may require.

15	Data protection

For the purpose of operating the Plan, any member of the Group will collect and process Personal Data relating to Eligible Employees to be granted an Option and to any Participants in accordance with the privacy notice provided.

16	Exclusion of third party rights

The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Plan nor to any Option granted under it and no person other than the parties to an Option shall have any rights under it nor shall it be enforceable under that Act by any person other than the parties to it.

17	Termination of the Plan

The Plan may be terminated at any time by a resolution of the Board or by a resolution of the Company in general meeting and shall in any event terminate on the tenth anniversary of the Commencement Date. On termination, no further Options shall be granted but such termination shall not affect the subsisting rights of Participants.

18	Governing law

18.1

These Rules (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to these Rules or their formation, including any non-contractual disputes or claims) shall be governed by and construed in accordance with laws of England and Wales.

18.2

The courts of England and Wales shall have exclusive jurisdiction to hear and decide any suit, action or proceedings, and/or to settle any dispute which may arise out of or in connection with these Rules or their formation or relating to any non-contractual obligations arising from or in connection therewith.